HanesBrands
1000 East Hanes Mill Road
Winston-Salem, NC 27105
(336) 519-8080

news release
FOR IMMEDIATE RELEASE

News Media, contact:	Matt Hall, (336) 519-3386

Analysts and Investors, contact:	T.C. Robillard, (336) 519-2115

HANESBRANDS REPORTS THIRD-QUARTER 2017 GROWTH

•	3Q Net Sales of $1.80 Billion Increased 2%; GAAP EPS of $0.55 Increased 22%; Adjusted EPS of $0.60 Increased 7%

•	Year-to-Date Net Cash From Operations Increased 59% to $331 Million

•	Company to Increase Marketing and Brand Growth Investment in 4Q and Updates Full-Year 2017 Guidance for Net Sales, Operating Profit, EPS and Cash from Operations

WINSTON-SALEM, N.C. (Nov. 1, 2017) - HanesBrands (NYSE: HBI), a leading global marketer of everyday basic apparel under world-class brands, today announced third-quarter 2017 net sales and earnings growth in line with company guidance and strong year-to-date net cash from operations.

For the third quarter ended Sept. 30, 2017, net sales of $1.80 billion increased 2 percent, driven by double-digit International segment growth. Domestic sales were affected by apparel’s weaker-than-expected back-to-school retail environment, although the company held share for Innerwear basics.

On a GAAP basis, third-quarter operating profit of $253 million increased 11 percent and diluted EPS of $0.55 increased 22 percent. When excluding pretax acquisition-related and integration charges, adjusted operating profit of $270 million was comparable to a year ago, and adjusted EPS of $0.60 increased 7 percent. (See Note on Adjusted Measures and Reconciliation to GAAP Measures later in this news release for additional discussion and details.)

Year-to-date net cash from operations of $331 million increased $123 million, or 59 percent.

“We returned to organic growth in the quarter as International results were stronger than expected, and we are tracking to the midpoint or higher of our cash flow guidance for the year,” said Hanes Chief Executive Officer Gerald W. Evans Jr. “The value of diversifying our portfolio with international and activewear acquisitions is evident, and we are making progress on several initiatives to adapt to the evolving and challenging retail environment in the United States.”

With one quarter remaining in the fiscal year, Hanes has updated its full-year guidance to reflect year-to-date results and factors related to the fourth-quarter, including additional incremental marketing investment to drive growth, the expected adverse effect of the Sears Canada bankruptcy, and the recently announced acquisition of Alternative Apparel. (See full guidance details in the 2017 Financial Guidance section later in this news release.)

HanesBrands Reports Third-Quarter 2017 Growth - Page 2

“In the fourth quarter, we expect to once again achieve organic sales growth,” Evans said. “We are continuing to drive strong double-digit online sales growth across businesses and geographies. We are making progress on our goal to use our brands, innovations, acquisitions and online investment to create shareholder value and drive sustainable growth.”

Key Callouts for Third-Quarter 2017 Results

Company Returns to Organic Sales Growth. Hanes generated organic sales growth - as reported and in constant currency - for the first time in eight quarters. The company benefited from increasing geographic diversification as International sales growth more than offset sluggish domestic sales. International sales, bolstered by Hanes Europe Innerwear, Champion Europe, and Hanes Australasia, accounted for 31 percent of sales in the third quarter. Global Champion sales increased 16 percent in the quarter.

Year-to-Date Cash Flow Growth Accelerates. Hanes generated $297 million in cash from operations in the third quarter and has generated $331 million year to date, up 59 percent from a year ago. Cash flow is benefiting from working capital improvements and increased profitability.

Double-Digit Online Sales Growth Continues. The growth percentage of third-quarter sales in the online channel globally was in the high 20s, and online sales represented approximately 9 percent of total sales. Online sales increased in every geography across product categories.

Business Segment Highlights

Innerwear Sales Affected by Difficult Back-to-School Environment. Innerwear net sales and operating profit each decreased 5 percent in the third quarter and were lower than expected as a result of a particularly challenging back-to-school retail season for the apparel sector. The company maintained market share in basics, while online sales, including those through traditional retailer websites, increased by more than 20 percent.

Activewear Results Benefit from Acquisition Contributions. Activewear net sales increased 1 percent and operating profit increased 8 percent. The acquisition of GTM Sportswear contributed approximately $15 million of sales in the quarter. The segment was affected by the muted back-to-school season at retail, but online sales increased by more than 30 percent and Champion sales in the midtier, sporting goods and college bookstore channels achieved double-digit growth.

International Segment Growth. Net sales increased 16 percent and operating profit increased 25 percent for the International segment in the third quarter. In constant currency, International net sales increased 14 percent and operating profit increased 23 percent. Champion growth in Europe and Asia, underwear and intimate apparel growth in Australia and Latin America, and widespread online growth drove results.

2017 Financial Guidance

Hanes has updated its full-year guidance, including narrowing the range for net sales and EPS, and revised operating profit guidance. The company now expects net cash from operations to meet or exceed the midpoint of its original guidance range.

HanesBrands Reports Third-Quarter 2017 Growth - Page 3

For 2017, the company expects net sales of approximately $6.450 billion to $6.475 billion, GAAP operating profit of $830 million to $840 million, adjusted operating profit excluding actions of $925 million to $935 million, GAAP EPS for continuing operations of $1.68 to $1.70, adjusted EPS for continuing operations excluding actions of $1.93 to $1.95, and net cash from operations of $625 million to $725 million.

Implied Fourth-Quarter Guidance. Based on year-to-date results and full-year guidance, the company expects total net sales of approximately $1.625 billion to $1.650 billion in the fourth quarter, which represents organic growth of approximately 3 percent at the midpoint.

The sales guidance reflects several factors, including: a cautious outlook for the U.S. sales environment; an estimated $15 million in sales expected from the acquisition of Alternative Apparel; and the expected adverse effect of the Sears Canada bankruptcy.

GAAP EPS for the fourth quarter is expected to be $0.47 to $0.49, and adjusted EPS is expected to be $0.51 to $0.53. The guidance for both measures reflects an estimated $0.05 effect of increased marketing investment to drive organic growth, a higher mix of International segment sales than earlier expectations, and the estimated impact from the Sears Canada bankruptcy, partially offset by higher-than-expected acquisition synergies.

Other fourth-quarter implied guidance includes expectations for GAAP operating profit of $227 million to $237 million, and adjusted operating profit of $241 million to $251 million. The company expects a tax rate of roughly 5 percent and approximately 369 million weighted average diluted shares outstanding.

Additional Full-Year Guidance. The company expects more than $20 million in synergy cost benefits in 2017.

Including the acquisition of Alternative Apparel, the company expects to incur an estimated $95 million of pretax charges for acquisition and integration-related actions.

The company expects capital expenditures of approximately $90 million in 2017. The company is not required to make a pension contribution in 2017 and does not anticipate making a voluntary contribution.

Hanes expects interest expense and other expenses to be approximately $180 million combined.

Hanes has updated its quarterly frequently-asked-questions document, which is available at www.Hanes.com/faq.

Note on Adjusted Measures and Reconciliation to GAAP Measures

To supplement our financial guidance prepared in accordance with generally accepted accounting principles, we provide quarterly and full-year results and guidance concerning certain non-GAAP financial measures, including adjusted EPS, adjusted net income, adjusted operating profit (and margin), adjusted SG&A, adjusted gross profit (and margin) and EBITDA. The company also discusses organic sales, defined as net sales excluding contributions from acquisitions until the closest period end to the acquisition’s anniversary date.

HanesBrands Reports Third-Quarter 2017 Growth - Page 4

Adjusted EPS is defined as diluted EPS from continuing operations excluding actions and the tax effect on actions. Adjusted net income is defined as net income from continuing operations excluding actions and the tax effect on actions. Adjusted operating profit is defined as operating profit excluding actions. Adjusted gross profit is defined as gross profit excluding actions. Adjusted SG&A is defined as selling, general and administrative expenses excluding actions.

Actions during the periods presented include adjustments for acquisition-related and integration costs. These costs include legal fees, consulting fees, bank fees, severance costs, certain purchase accounting items, facility closures, inventory write-offs, information technology integration costs, and similar charges. While these costs are not operational in nature and are not expected to continue for any singular transaction on an ongoing basis, similar types of costs, expenses and charges have occurred in prior periods and may recur in the future as the company continues to integrate prior acquisitions and pursues any future acquisitions.

Hanes has chosen to present these non-GAAP measures, as well as organic sales, to investors to enable additional analyses of past, present and future operating performance and as a supplemental means of evaluating operations absent the effect of acquisitions and other actions. Hanes believes these non-GAAP measures provide management and investors with valuable supplemental information for analyzing the operating performance of the company’s ongoing business during each period presented without giving effect to costs associated with the execution and integration of any of the aforementioned actions taken.

In addition, the company has chosen to present EBITDA to investors because it considers that measure to be an important supplemental means of evaluating operating performance. EBITDA is defined as earnings before interest, taxes, depreciation and amortization.

Hanes believes that EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry, and management uses EBITDA for planning purposes in connection with setting its capital allocation strategy. EBITDA should not, however, be considered as a measure of discretionary cash available to invest in the growth of the business.

Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as an alternative to, or substitute for, financial results prepared in accordance with GAAP. Further, the non-GAAP measures presented may be different from non-GAAP measures with similar or identical names presented by other companies.

Hanes expects to incur approximately $95 million in pretax charges in 2017 related to acquisition integrations of Hanes Europe Innerwear, Hanes Australasia, Champion Europe, Knights Apparel, and Alternative Apparel, along with an effective tax rate of approximately 5 percent. In the fourth quarter of 2017, Hanes expects approximately $14 million in pretax charges related to acquisition integrations, along with an effective tax rate of roughly 5 percent.

The company expects approximately 369 million and approximately 370 million weighted average diluted shares outstanding for the fourth quarter and full-year 2017, respectively.

To calculate organic sales for the third quarter, net sales were reduced by the approximately $15 million contributed by the acquisition of GTM Sportswear. For the fourth quarter, organic sales will exclude the contributions of Alternative Apparel, which is expected to be approximately $15 million. With the third-quarter anniversary of the GTM acquisition, GTM sales in the fourth quarter will be considered organic.

HanesBrands Reports Third-Quarter 2017 Growth - Page 5

Webcast Conference Call

Hanes will host an internet webcast of its quarterly investor conference call at 4:30 p.m. EDT today. The broadcast, which will consist of prepared remarks followed by a question-and-answer session, may be accessed at www.Hanes.com/investors. The call is expected to conclude by 5:30 p.m.

An archived replay of the conference call webcast will be available at www.Hanes.com/investors. A telephone playback will be available from approximately 7:30 p.m. EDT today through midnight EST Nov. 8, 2017. The replay will be available by calling toll-free (855) 859-2056, or by toll call at (404) 537-3406. The replay pass code is 2460422.

Cautionary Statement Concerning Forward-Looking Statements
This press release contains certain forward-looking statements, as defined under U.S. federal securities laws, with respect to our long-term goals and trends associated with our business, as well as guidance as to future performance. In particular, among others, statements following the heading 2017 Financial Guidance, as well as statements about the benefits anticipated from the acquisitions of GTM Sportswear and Alternative Apparel and assumptions regarding organic growth and fourth-quarter financial performance. These forward-looking statements are based on our current intent, beliefs, plans and expectations. Readers are cautioned not to place any undue reliance on any forward-looking statements. Forward-looking statements necessarily involve risks and uncertainties, many of which are outside of our control, that could cause actual results to differ materially from such statements and from our historical results and experience. These risks and uncertainties include such things as: the highly competitive and evolving nature of the industry in which we compete; any inadequacy, interruption, integration failure or security failure with respect to our information technology; significant fluctuations in foreign exchange rates; the rapidly changing retail environment; our complex multinational tax structure; our ability to properly manage strategic projects; our ability to attract and retain a senior management team with the core competencies needed to support our growth in global markets; risks related to our international operations, including the impact to our business as a result of the United Kingdom’s recent referendum to leave the European Union; the impact of significant fluctuations and volatility in various input costs, such as cotton and oil-related materials, utilities, freight and wages; our ability to access sufficient capital at reasonable rates or commercially reasonable terms or to maintain sufficient liquidity in the amounts and at the times needed; and other risks identified from time to time in our most recent Securities and Exchange Commission reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Any forward-looking statement speaks only as of the date on which such statement is made, and HanesBrands undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, other than as required by law.

HanesBrands Reports Third-Quarter 2017 Growth - Page 6

HanesBrands

HanesBrands, based in Winston-Salem, N.C., is a socially responsible leading marketer of everyday basic innerwear and activewear apparel in the Americas, Europe, Australia and Asia-Pacific. The company sells its products under some of the world’s strongest apparel brands, including Hanes, Champion, Maidenform, DIM, Bali, Playtex, Bonds, JMS/Just My Size, Nur Die/Nur Der, L’eggs, Lovable, Wonderbra, Berlei, Alternative, and Gear for Sports. The company sells T-shirts, bras, panties, shapewear, underwear, socks, hosiery, and activewear produced in the company’s low-cost global supply chain. A member of the S&P 500 stock index, Hanes has approximately 68,000 employees in more than 40 countries and is ranked No. 432 on the Fortune 500 list of America’s largest companies by sales. Hanes takes pride in its strong reputation for ethical business practices. The company is the only apparel producer to ever be honored by the Great Place to Work Institute for its workplace practices in Central America and the Caribbean, and is ranked No. 110 on the Forbes magazine list of America’s Best Large Employers. For eight consecutive years, Hanes has won the U.S. Environmental Protection Agency Energy Star sustained excellence/partner of the year award - the only apparel company to earn sustained excellence honors. The company ranks No. 172 on Newsweek magazine’s green list of 500 largest U.S. companies for environmental achievement. More information about the company and its corporate social responsibility initiatives, including environmental, social compliance and community improvement achievements, may be found at www.Hanes.com/corporate. Connect with HanesBrands via social media on Twitter (@hanesbrands) and Facebook (www.facebook.com/hanesbrandsinc).

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TABLE 1
HANESBRANDS INC.
Condensed Consolidated Statements of Income
(Amounts in thousands, except per-share amounts)
(Unaudited)

	Quarter Ended			Nine Months Ended
	September 30, 2017	October 1, 2016	% Change	September 30, 2017	October 1, 2016	% Change
Net sales	$1,799,270	$1,761,019	2.2%	$4,826,235	$4,452,890	8.4%
Cost of sales	1,120,813	1,111,653		2,962,345	2,788,977
Gross profit	678,457	649,366	4.5%	1,863,890	1,663,913	12.0%
As a % of net sales	37.7%	36.9%		38.6%	37.4%
Selling, general and administrative expenses	425,153	421,014		1,260,641	1,091,946
As a % of net sales	23.6%	23.9%		26.1%	24.5%
Operating profit	253,304	228,352	10.9%	603,249	571,967	5.5%
As a % of net sales	14.1%	13.0%		12.5%	12.8%
Other expenses	1,881	1,559		4,659	50,533
Interest expense, net	43,917	43,433		130,184	111,539
Income from continuing operations before income tax expense	207,506	183,360		468,406	409,895
Income tax expense	4,150	10,570		19,804	28,693
Income from continuing operations	203,356	172,790	17.7%	448,602	381,202	17.7%
Income (loss) from discontinued operations, net of tax	—	1,068		(2,097)	1,068
Net income	$203,356	$173,858	17.0%	$446,505	$382,270	16.8%

Earnings per share - basic:
Continuing operations	$0.56	$0.46		$1.22	$1.00
Discontinued operations	—	—		(0.01)	—
Net income	$0.56	$0.46	21.7%	$1.21	$1.00	21.0%

Earnings per share - diluted:
Continuing operations	$0.55	$0.45		$1.21	$0.99
Discontinued operations	—	—		(0.01)	—
Net income	$0.55	$0.45	22.2%	$1.20	$0.99	21.2%

Weighted average shares outstanding:
Basic	366,083	379,368		368,885	382,235
Diluted	368,160	382,558		370,947	385,478

TABLE 2
HANESBRANDS INC.
Supplemental Financial Information
(Dollars in thousands)
(Unaudited)

	Quarter Ended			Nine Months Ended
	September 30, 2017	October 1, 2016	% Change	September 30, 2017	October 1, 2016	% Change
Segment net sales[1]:
Innerwear	$644,059	$679,096	(5.2)%	$1,868,255	$1,953,807	(4.4)%
Activewear	519,496	516,713	0.5%	1,226,595	1,207,767	1.6%
International	556,730	478,122	16.4%	1,509,370	1,026,871	47.0%
Other	78,985	87,088	(9.3)%	222,015	264,445	(16.0)%
Total net sales	$1,799,270	$1,761,019	2.2%	$4,826,235	$4,452,890	8.4%

Segment operating profit[1]:
Innerwear	$141,002	$147,902	(4.7)%	$407,982	$435,660	(6.4)%
Activewear	79,015	72,962	8.3%	162,053	160,076	1.2%
International	76,414	61,312	24.6%	185,216	109,184	69.6%
Other	10,162	9,199	10.5%	16,250	27,408	(40.7)%
General corporate expenses/other	(36,415)	(20,436)	78.2%	(86,949)	(68,710)	26.5%
Acquisition-related and integration charges	(16,874)	(42,587)	(60.4)%	(81,303)	(91,651)	(11.3)%
Total operating profit	$253,304	$228,352	10.9%	$603,249	$571,967	5.5%

EBITDA[2]:
Net income from continuing operations	$203,356	$172,790	17.7%	$448,602	$381,202	17.7%
Interest expense, net	43,917	43,433	1.1%	130,184	111,539	16.7%
Income tax expense	4,150	10,570	(60.7)%	19,804	28,693	(31.0)%
Depreciation and amortization	31,667	26,888	17.8%	89,762	73,715	21.8%
Total EBITDA	$283,090	$253,681	11.6%	$688,352	$595,149	15.7%

¹
In the first quarter of 2017, the Company realigned its reporting segments to reflect the new model under which the business will be managed and results will be reviewed by the chief executive officer, who is the Company’s chief operating decision maker. The former Direct to Consumer segment, which consisted of the Company’s U.S. value-based (“outlet”) stores, legacy catalog business and U.S. retail Internet operations, was eliminated. The Company’s U.S. retail Internet operations, which sells products directly to consumers, is now reported in the respective Innerwear and Activewear segments. The Other category consists of the Company’s U.S. value-based (“outlet”) stores, U.S. hosiery business (previously reported in the Innerwear segment) and legacy catalog operations. Prior year segment sales and operating profit results have been revised to conform to the current year presentation.

2	Earnings from continuing operations before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP financial measure.

TABLE 3
HANESBRANDS INC.
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	September 30, 2017	December 31, 2016
Assets
Cash and cash equivalents	$400,045	$460,245
Trade accounts receivable, net	1,009,188	836,924
Inventories	1,953,918	1,840,565
Other current assets	196,875	137,535
Current assets of discontinued operations	—	45,897
Total current assets	3,560,026	3,321,166

Property, net	624,602	692,464
Trademarks and other identifiable intangibles, net	1,371,007	1,285,458
Goodwill	1,141,942	1,098,540
Deferred tax assets	504,059	464,872
Other noncurrent assets	79,087	67,980
Total assets	$7,280,723	$6,930,480

Liabilities
Accounts payable and accrued liabilities	$1,467,270	$1,381,442
Notes payable	23,969	56,396
Accounts Receivable Securitization Facility	250,995	44,521
Current portion of long-term debt	154,395	133,843
Current liabilities of discontinued operations	—	9,466
Total current liabilities	1,896,629	1,625,668

Long-term debt	3,566,547	3,507,685
Pension and postretirement benefits	378,573	371,612
Other noncurrent liabilities	207,807	201,601
Total liabilities	6,049,556	5,706,566

Equity	1,231,167	1,223,914
Total liabilities and equity	$7,280,723	$6,930,480

TABLE 4
HANESBRANDS INC.
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Nine Months Ended
	September 30, 2017	October 1, 2016
Operating Activities:
Net income	$446,505	$382,270
Depreciation and amortization	89,762	73,715
Other noncash items	3,703	51,046
Changes in assets and liabilities, net	(208,880)	(298,740)
Net cash from operating activities	331,090	208,291

Investing Activities:
Purchases/sales of property and equipment, net, and other	(56,020)	3,262
Acquisition of businesses, net of cash acquired	(524)	(963,127)
Disposition of businesses	40,285	—
Net cash from investing activities	(16,259)	(959,865)

Financing Activities:
Cash dividends paid	(165,211)	(125,798)
Share repurchases	(299,919)	(379,901)
Net borrowings on notes payable, debt and other	97,532	1,385,624
Net cash from financing activities	(367,598)	879,925
Effect of changes in foreign currency exchange rates on cash	(7,433)	2,693
Change in cash and cash equivalents	(60,200)	131,044
Cash and cash equivalents at beginning of year	460,245	319,169
Cash and cash equivalents at end of period	$400,045	$450,213

TABLE 5
HANESBRANDS INC.
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures
(Amounts in thousands, except per-share amounts)
(Unaudited)

	Quarter Ended		Nine Months Ended
	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016
Gross profit, as reported under GAAP	$678,457	$649,366	$1,863,890	$1,663,913
Acquisition-related and integration charges	2,230	13,563	21,989	27,732
Gross profit, as adjusted	$680,687	$662,929	$1,885,879	$1,691,645
As a % of net sales	37.8%	37.6%	39.1%	38.0%

Selling, general and administrative expenses, as reported under GAAP	$425,153	$421,014	$1,260,641	$1,091,946
Acquisition-related and integration charges	(14,644)	(29,024)	(59,314)	(63,919)
Selling, general and administrative expenses, as adjusted	$410,509	$391,990	$1,201,327	$1,028,027
As a % of net sales	22.8%	22.3%	24.9%	23.1%

Operating profit, as reported under GAAP	$253,304	$228,352	$603,249	$571,967
Acquisition-related and integration charges included in gross profit	2,230	13,563	21,989	27,732
Acquisition-related and integration charges included in SG&A	14,644	29,024	59,314	63,919
Operating profit, as adjusted	$270,178	$270,939	$684,552	$663,618
As a % of net sales	15.0%	15.4%	14.2%	14.9%

Net income from continuing operations, as reported under GAAP	$203,356	$172,790	$448,602	$381,202
Acquisition-related and integration charges included in gross profit	2,230	13,563	21,989	27,732
Acquisition-related and integration charges included in SG&A	14,644	29,024	59,314	63,919
Debt refinance charges included in other expenses	—	—	—	47,291
Tax effect on actions	(338)	(2,017)	(4,204)	(9,726)
Net income from continuing operations, as adjusted	$219,892	$213,360	$525,701	$510,418

Diluted earnings per share from continuing operations, as reported under GAAP	$0.55	$0.45	$1.21	$0.99
Acquisition-related and integration charges	0.04	0.11	0.21	0.34
Diluted earnings per share from continuing operations, as adjusted	$0.60	$0.56	$1.42	$1.32